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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) dated February 16, 2016 and related Prospectus of Landmark Infrastructure Partners LP for the registration of 5,000,000 common units and to the incorporation by reference therein of our report dated February 16, 2016, with respect to the consolidated and combined financial statements and schedule of Landmark Infrastructure Partners LP included in their Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California
February 16, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm